Exhibit 99.1

Supplemental Financial and Operating Information

June 30, 2020

WOODLAND MALL

Burlington
DICK'S
MILLER'S
MILLER'S

ZARA

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

June 30, 2020

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations for the Three and Six Months Ended June 30, 2020	5

Market Capitalization and Capital Resources	6

Operating Results

Statements of Operations – Three and Six Months Ended June 30, 2020 and 2019	7

Computation of Earnings Per Share	8

Reconciliation of Net Operating Income and EBITDAre – Three and Six Months Ended June 30, 2020 and 2019	9

Reconciliation of Net Income (Loss) (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended June 30, 2020 and 2019	10

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended June 30, 2020 and 2019	11
Reconciliation of Net Income (Loss) (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Six Months Ended June 30, 2020 and 2019	12

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Six Months Ended June 30, 2020 and 2019	13

Reconciliation of Funds From Operations and Funds Available for Distribution – Three and Six Months Ended June 30, 2020 and 2019	14

Condensed Consolidated Balance Sheet	16

Assets and Liabilities - Equity Method Investments, at Ownership Share	17

Operating Statistics

Leasing Activity Summary – Three and Six Months Ended June 30, 2020	18

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	20

Mall Occupancy Percentage and Sales Per Square Foot	21

Top Twenty Tenants	22

Lease Expirations	23

Property Information	24

Balance Sheet

Investment in Real Estate - Consolidated Properties	26

Investment in Real Estate - Equity Method Investments at Ownership Share	27

Capital Expenditures – Three and Six Months Ended June 30, 2020	28

Debt Analysis	29

Debt Schedule	31

Selected Debt Ratios	32

Forward Looking Statements	33

Definitions	34

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses.  Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. The portfolio consists of 26 retail properties, 25 of which are operating properties and one is a development property. The 25 operating retail properties have a total of 20.3 million square feet and include 21 shopping malls and four other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Heather Crowell

EVP, Strategy and Communications

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0735

Fax: (215) 546-2504

Email: Heather.Crowell@preit.com

Research Coverage

Company	Analyst	Phone Number
Citi Investment Research	Michael Bilerman Christy McElroy	(212) 816-1383 (212) 816-6981
Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736
JP Morgan	Michael W. Mueller	(212) 622-6689
Stifel Nicolaus	Simon Yarmak	(443) 224-1346
SunTrust Robinson Humphrey	Ki Bin Kim	(212) 303-4124

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Second Quarter 2020 Results

Operations suspended for an average of 86 days

Results reflect closure for majority of quarter

All malls reopened as of July 3, 2020

Philadelphia, August 10, 2020 - PREIT (NYSE: PEI) today reported results for the three and six months ended June 30, 2020.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Three Months Ended June 30,		Six Months Ended June 30,
(per share amounts)	2020	2019	2020	2019
Net income (loss) - basic and diluted	$(0.38)	$(0.17)	$(0.64)	$(0.47)
FFO	$(0.06)	$0.24	$0.08	$0.41
FFO, as adjusted	$(0.06)	$0.22	$0.09	$0.48
FFO from assets sold in 2019	$-	$(0.01)	$-	$(0.02)
FFO, as adjusted for assets sold	$(0.06)	$0.21	$0.09	$0.46

“We continue to be appreciative of our PREIT associates for executing on all aspects of our plan to get through this challenging period.  Our resolve in creating the best overall consumer experience remains,” said Joseph F. Coradino, Chairman and CEO of PREIT. “Long before this pandemic hit, we were responding to changes in consumer behavior. Our properties have superior market positioning as dominant retail hubs and we believe they will continue to gain market share as we strengthen them into commerce districts that include apartments, hotels, storage and last-mile fulfillment, medical and other uses.  Our go-forward capital allocation priorities are to ensure that only the best opportunities to bolster our underlying earnings stream are pursued.”

•	Same Store NOI, excluding lease termination revenue, decreased 36.6% for the three months ended June 30, 2020 compared to June 30, 2019.
•

The quarter was impacted by a decrease in revenue of $20.1 million primarily resulting from bankruptcies and related store closings, an increase in credit losses for challenged tenants, the accounting for rental abatements as well as decreased percentage sales revenue resulting from mall closures related to the COVID-19 pandemic.

•

Core Mall total occupancy was 92.4%, a decrease of 130 basis points compared to June 30, 2019. Core Mall non-anchor occupancy declined by only 40 basis points from last year despite the impact from bankruptcies and chain liquidations that resulted in 12 store closures for an aggregate 59,000 square feet during the first six months of 2020.

•	Non-anchor Leased space, at 90.3%, exceeds occupied space by 80 basis points when factoring in executed new leases slated for future occupancy, excluding Fashion District Philadelphia.
•	Average renewal spreads for the quarter in our wholly-owned portfolio were 2.3% for spaces less than 10,000 square feet.
•

The Company continues to make progress on liquidity-generating capital transactions including its multifamily and hotel land sales and the multi-property sale-leaseback transaction.  During June, the Company completed the remaining outparcel sales, generating $14.4 million.

•

On July 27, 2020, the Company executed amendments to its Senior Credit Facilities that, among other things, suspended certain financial covenants effective as of June 30, 2020 until August 31, 2020, subject to extension until September 30, 2020 if the Company meets certain conditions.  The Company continues its discussions with lenders to agree upon a longer-term financing solution before August 31, 2020.

Leasing and Redevelopment

•	Excluding Fashion District Philadelphia, 197,000 square feet of leases are signed for 2020 openings, which is expected to contribute annual gross rent of $11.7 million.
•

Key openings at recent redevelopment completions continue including: Kate Spade, Industrious and Francesca’s at Fashion District Philadelphia; Talbot’s Outlet, Restore Cryotherapy and Plymouth Performing Arts Center at Plymouth Meeting Mall; and Sephora and Jamba at Woodland Mall.

Property Re-openings and COVID-19 Response

•	As of July 3, 2020, all of PREIT’s malls have re-opened, excluding certain prohibited uses that vary by state.
•	Core mall physical in-line occupancy registered 83.1% as of August 7, 2020.
•	Core mall traffic at comparable properties is approximately 68% of 2019 non-holiday averages.
•	Cash collections for April through July totaled 53% of billings.
•	Deferral agreements have been reached with 60% of PREITs key national tenants by number.
•

As part of the Company’s plan to improve liquidity during the COVID-19 crisis, the Company has executed on corporate actions: In addition to previous one-time savings in G&A and operating expenses totaling $4.7 million, PREIT made permanent overhead reductions, that are expected to save the Company approximately $4.0 million annually in G&A expenses. Planned 2020 capital spending was reduced by $26 million.   We also received deferral on approximately $11.6 million in real estate tax payments and entered into agreements that provide for forbearance or loan modifications on mortgage loans for eight of our properties.

•

In continuous support of its tenants, PREIT has developed and implemented its own contactless pick up solution, Mall2Go, and has developed a branded parking lot activation series, Park and Play, that will result in nearly two dozen events being held between late July and mid-September across its portfolio.

•

Across its portfolio, the Company has hosted blood drives and food donation drives, provided meals to area essential workers, and donated much needed protective supplies. Read more about our efforts here.

•

Shop Local webpages were developed by PREIT, aggregating ecommerce sites for all the small businesses throughout our portfolio. The offerings highlighted these businesses not only to the local audience, but to customers of the entire PREIT portfolio, leveraging the Company’s marketing power for local business partners.

•

Through PREIT’s SBA resources page and contact with tenants, the Company has continued to provide resources for smaller businesses to access the liquidity needed to make it through this challenging time.

•	PREIT’s mall websites now include job portals to collect information to pass along to our retail partners.

Primary Factors Affecting Financial Results for the Three Months Ended June 30, 2020 and 2019:

•

Net loss attributable to PREIT common shareholders was $29.2 million, or $0.38 per basic and diluted share for the three months ended June 30, 2020, compared to net loss attributable to PREIT common shareholders of $12.6 million, or $0.17 per basic and diluted share for the three months ended June 30, 2019.

•

Same Store NOI decreased by $18.6 million, or 36.4%.  The decrease is primarily due to lost revenues from bankrupt tenants, an increase in credit losses, accounting for rental abatements and a decrease in percentage of sales revenue due to COVID-19 related mall closures, partially offset by new store openings, including contributions from replacement anchors.

•

Non Same Store NOI decreased by $2.7 million, primarily due to lost revenues from bankrupt tenants, an increase in credit losses and a decrease in percentage of sales revenue due to COVID-19 related mall closures. Other decreases in NOI from Non Same Store properties is due to the conveyance of Wyoming Valley Mall and lower contributions from Exton Square Mall, resulting from an anchor closing and related co-tenancy revenue adjustments, as well as the sale of an outparcel during the second quarter of 2019.

•

FFO for the three months ended June 30, 2020 was $(0.06) per diluted share and OP Unit compared to $0.24 per diluted share and OP Unit for the three months ended June 30, 2019.  Adjustments to FFO in the second quarter of 2020 were less than $0.01 per share of provision for employee separation expenses. Adjustments to FFO in the 2019 quarter included $0.02 per share of Insurance recoveries.

•	General and administrative expenses decreased by $1.0 million compared to the second quarter of 2019 due to lower payroll and incentive compensation expenses.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months ended June 30, 2020 and 2019 is included on page 5.

Asset Dispositions

During June, the Company completed our single tenant outparcel sale initiative, closing on the remaining $14.4 million in sales, bringing the total outparcel sale effort gross proceeds to $27.8 million.

Sale/Leaseback: In February 2020, the Company entered into an agreement of sale for the sale and leaseback of five properties for $153.6 million.  Structured as a 99-year lease with an option to repurchase, the agreement   provides for release of parcels related

to multifamily development and is subject to ongoing lease payments at 7% ($10.75 million) with annual 1.25% escalations.  Closing on the transaction is subject to customary closing conditions, including due diligence provisions.

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multifamily development in the amount of $107.3 million.  The agreements are with three different buyers across five properties for 2,650 units as part of Phase I of the Company’s previously announced multifamily land sale plan.  Closing on the transactions is subject to customary due diligence provisions and securing entitlements.  One buyer for two other land parcels had terminated its agreement and PREIT has now executed letters of intent with another buyer.

Hotel Parcels: The Company has executed two agreements of sale to convey land parcels for anticipated hotel development in the amount of $3.75 million.  The agreements are with two separate buyers for approximately 250 rooms.  Closings on the transactions are subject to customary due diligence provisions and securing entitlements.

Retail Operations

Due to COVID-related mall closures impacting the majority of the quarter, the Company is not reporting tenant sales at this time.

2020 Outlook

On March 31, 2020, the Company withdrew its financial outlook for 2020 provided in its February 25, 2020 earnings press release.  The Company is not providing updated guidance at this time.

Conference Call Information

Management has scheduled a conference call for 9:00 a.m. Eastern Time on Tuesday
August 11, 2020, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 4292929, at least fifteen minutes before the scheduled start time as callers could experience delays.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

for the Three and Six Months Ended June 30, 2020 as compared to the Three and Six Months Ended June 30, 2019

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended June 30, 2020	Per Diluted Share and OP Unit	Six Months Ended June 30, 2020	Per Diluted Share and OP Unit
Funds from Operations, as adjusted June 30, 2019	$19,256	$0.24	$32,725	$0.41

Changes - Q2 2019 to Q2 2020

Other leasing activity, including base rent and net CAM and real estate tax recoveries	(12,731)	(0.160)	(15,895)	(0.200)
Lease termination revenue	62	-	(226)	(0.005)
Credit losses	(3,696)	(0.045)	(5,042)	(0.065)
Other	(640)	(0.010)	(683)	(0.010)
Same Store NOI from unconsolidated properties	(1,590)	(0.020)	(2,029)	(0.025)
Same Store NOI	(18,595)	(0.235)	(23,875)	(0.300)
Non Same Store NOI	(2,705)	(0.035)	(5,140)	(0.065)
Dilutive effect of asset sales	(483)	(0.005)	(956)	(0.010)
General and administrative expenses	1,039	0.015	1,550	0.020
Capitalization of leasing costs	8	-	430	0.005
Gain on sales of non-operating real estate		-	(743)	(0.010)
Other	(1,342)	(0.015)	5,728	0.075
Interest expense, net	(1,651)	(0.020)	(2,919)	(0.035)
Increase in weighted average shares	-	-	-	-
Funds from Operations, as adjusted June 30, 2020	$(4,473)	$(0.06)	$6,800	$0.09
Insurance recoveries, net	586	0.005	586	0.005
Provision for employee separation expense	(1,040)	(0.015)	(1,113)	(0.015)
Funds from Operations June 30, 2020	$(4,927)	$(0.06)	$6,273	$0.08

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	June 30, 2020	December 31, 2019
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	79,460	77,550
OP Units Outstanding	2,023	2,023
Total Common Shares and OP Units Outstanding	81,483	79,573
Equity Market Capitalization—Common Shares and OP Units	$110,817	$424,124
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$494,567	$807,874

DEBT CAPITALIZATION
Secured Debt Balance (1)	$1,271,829	$1,280,208
Unsecured Debt Balance (2) (3)	919,000	805,000
Debt Capitalization	$2,190,829	$2,085,208
TOTAL MARKET CAPITALIZATION	$2,685,396	$2,893,082

Equity Capitalization/Total Market Capitalization	18.4%	27.9%
Debt Capitalization/Total Market Capitalization	81.6%	72.1%
Unsecured Debt Balance/Total Debt	41.9%	38.6%

CAPITAL RESOURCES
Cash and Cash Equivalents	$16,302	$26,922
Revolving Facility	375,000	400,000
Amount Outstanding	(375,000)	(255,000)
Available Revolving Facility (4)	$-	$145,000
Term Loans	694,500	700,500
Amount Borrowed	(694,500)	(700,500)
Available Term Loans	$-	$-
TOTAL	$16,302	$171,922
Shelf Registration	$500,000	$1,000,000

(1)	Includes consolidated mortgage debt, our share of mortgage debt from equity method investments, and $150,500 of secured debt from our share of the FDP Term Loan.
(2)	The unsecured debt balance includes a 2018 Revolving Facility balance of $375,000 as of June 30, 2020 and $255,000 as of December 31, 2019.
(3)	The unsecured debt balance includes a Term Loan balance of $544,000 as of June 30, 2020 and $550,000 as of December 31, 2019.
(4)

The available Credit Facility borrowings are subject to covenants that may restrict amounts that can be borrowed. Certain of those covenants were suspended, effective as of June 30, 2020, by the amendments of our Credit Agreements on July 27, 2020. The suspension period under those amendments extends until August 31, 2020, subject to extension to September 30, 2020 if we fulfill certain conditions. Following recent property sales and the amendments of our Credit Agreements on March 30, 2020 and July 27, 2020, the NOI from the Company’s remaining unencumbered properties was at a level such that the Company was able to fully draw as of June 30, 2020 under the $375.0 million 2018 Revolving Facility.

Pennsylvania Real Estate Investment Trust

Statement of Operations – Three and Six Months Ended June 30, 2020 and 2019

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2020	2019	2020	2019
REVENUE:
Real estate revenue:
Lease revenue	$52,119	$73,744	$119,840	$150,358
Expense reimbursements	2,976	4,916	7,280	9,978
Other real estate revenue	1,543	2,417	3,467	5,417
Total real estate revenue	56,638	81,077	130,587	165,753
Other income	131	315	424	942
Total revenue	56,769	81,392	131,011	166,695
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(25,213)	(28,168)	(52,730)	(57,571)
Utilities	(2,519)	(3,681)	(5,442)	(7,341)
Other property operating expenses	(1,775)	(1,913)	(3,872)	(3,979)
Total property operating expenses	(29,507)	(33,762)	(62,044)	(68,891)
Depreciation and amortization	(30,908)	(31,946)	(61,177)	(66,849)
General and administrative expenses	(10,569)	(11,609)	(21,264)	(22,814)
Provision for employee separation expenses	(1,040)	(141)	(1,113)	(860)
Insurance recoveries, net	586	1,852	586	1,616
Project costs and other expenses	(66)	(130)	(161)	(187)
Total operating expenses	(71,504)	(75,736)	(145,173)	(157,985)
Interest expense, net(1)	(17,182)	(15,554)	(34,040)	(31,452)
Loss on debt extinguishment, net	-	-	-	(4,768)
Impairment of development land parcel	-	-	-	(1,464)
Total expenses	(88,686)	(91,290)	(179,213)	(195,669)
Loss before equity in income of partnerships, gain on sales of real estate by equity method investee, gain on sales of real estate, net, and adjustment to loss on sales of interests in non operating real estate	(31,917)	(9,898)	(48,202)	(28,974)
Equity in income of partnerships(2)	(358)	2,316	461	4,605
Gain (loss) on sales of real estate by equity method investee	-	(11)	-	553
Gain on sales of real estate, net	9,300	1,513	11,263	1,513
Loss on sales of interests in non operating real estate	(144)	-	(190)	-
Net loss	(23,119)	(6,080)	(36,668)	(22,303)
Less: net loss attributable to noncontrolling interest	746	329	1,262	2,017
Net loss attributable to PREIT	(22,373)	(5,751)	(35,406)	(20,286)
Less: preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Net loss attributable to PREIT common shareholders	$(29,217)	$(12,595)	$(49,094)	$(33,974)

(1)

Net of capitalized interest expense of $445 and $2,319 for the three months ended June 30, 2020 and 2019, respectively, and $1,355 and $4,323 for the six months ended June 30, 2020 and 2019, respectively.

(2)

Equity in income of partnerships is net of capitalized interest expense of $836 and $1,479 for the three months ended June 30, 2020 and 2019, respectively, and $1,927 and $2,951 for the six months ended June 30, 2020 and 2019, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three and Six Months Ended June 30, 2020 and 2019

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net loss	$(23,119)	$(6,080)	$(36,668)	$(22,303)
Noncontrolling interest	746	329	1,262	2,017
Preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Dividends on unvested restricted shares	(13)	(224)	(363)	(441)
Net loss used to calculate loss per share—basic and diluted	$(29,230)	$(12,819)	$(49,457)	$(34,415)
Basic and diluted income (loss) per share:	$(0.38)	$(0.17)	$(0.64)	$(0.47)

(in thousands of shares)
Weighted average shares outstanding—basic	77,269	76,405	77,021	73,896
Effect of common share equivalents(1)	—	—	-	-
Weighted average shares outstanding—diluted	77,269	76,405	77,021	73,896

(1) The Company had net losses used to calculate earnings per share for all periods presented.  Therefore, the effects of common share equivalents of 357 and 683 for the three months ended June 30, 2020 and 2019, respectively, and 439 and 595 for the six months ended June 30, 2020 and 2019, respectively, are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate– Three Months Ended June 30, 2020 and 2019 (Non-GAAP Measures)

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended June 30, 2020(1)

	Same Store		Change		Non Same Store		Total
	2020	2019	$	%	2020	2019	2020	2019
NOI from consolidated properties	$27,077	$44,082	$(17,005)	-38.6%	$54	$3,232	$27,131	$47,314
NOI attributable to equity method investments, at ownership share	5,477	7,067	(1,590)	-22.5%	608	135	6,085	7,202
Total NOI	32,554	51,149	(18,595)	-36.4%	662	3,367	33,216	54,516
Less: lease termination revenue	217	159	58	36.5%	-	1	217	160
Total NOI excluding lease termination revenue	$32,337	$50,990	$(18,653)	-36.6%	$662	$3,366	$32,999	$54,356

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

Net Operating Income ("NOI") Reconciliation for the Six Months Ended June 30, 2020(1)

	Same Store		Change		Non Same Store		Total
	2020	2019	$	%	2020	2019	2020	2019
NOI from consolidated properties	$67,507	$89,353	$(21,846)	-24.4%	$1,036	$7,510	$68,543	$96,863
NOI attributable to equity method investments, at ownership share	12,090	14,119	(2,029)	-14.4%	1,439	105	13,529	14,224
Total NOI	79,597	103,472	(23,875)	-23.1%	2,475	7,615	82,072	111,087
Less: lease termination revenue	226	458	(232)	-50.7%	-	17	226	475
Total NOI excluding lease termination revenue	$79,371	$103,014	$(23,643)	-23.0%	$2,475	$7,598	$81,846	$110,612

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(23,119)	$(6,080)	$(36,668)	$(22,303)
Depreciation and amortization:
Consolidated	30,908	31,946	61,177	66,849
Unconsolidated properties at ownership share	3,691	2,082	7,302	4,051
Interest expense:
Consolidated	17,182	15,554	34,040	31,452
Unconsolidated properties at ownership share	2,687	2,679	5,657	5,341
(Gain) loss on sales of real estate by equity method investee	-	11	-	(553)
Gain on sales of interests in real estate, net	(9,300)	(1,513)	(11,263)	(1,513)
Loss on debt extinguishment, net	-	-	-	4,768
Impairment of development land parcel	-	-	-	1,464
EBITDAre	$22,049	$44,679	$60,245	$89,556

(1)	EBITDAre is a non-GAAP measure. See definition on page 35.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended June 30, 2020 and 2019

(in thousands)

	Three Months Ended June 30,
	2020	2019
Net loss	$(23,119)	$(6,080)
Other income	(131)	(315)
Depreciation and amortization	30,908	31,946
General and administrative expenses	10,569	11,609
Insurance recoveries, net	(586)	(1,852)
Provision for employee separation expenses	1,040	141
Project costs and other expenses	66	130
Interest expense, net	17,182	15,554
Equity in income of partnerships	358	(2,316)
Loss on sales of real estate by equity method investee	-	11
Gain on sales of interests in real estate, net	(9,300)	(1,513)
Loss on sales of interest in non operating real estate	144	-
NOI from consolidated properties(1)	$27,131	$47,314

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$36,076	$49,130	$1,701	$4,973	$37,777	$54,103
CAM reimbursement income	9,464	9,973	438	901	9,902	10,874
Real estate tax income	8,365	8,442	155	429	8,520	8,871
Percentage rent	(22)	157	2	(1)	(20)	156
Lease termination revenue	217	155	-	1	217	156
	54,100	67,857	2,296	6,303	56,396	74,160
Less: credit losses	(4,004)	(308)	(273)	(107)	(4,277)	(415)
Lease revenue	50,096	67,549	2,023	6,196	52,119	73,745
Expense reimbursements	2,735	4,401	241	516	2,976	4,917
Other real estate revenue	1,472	2,174	71	241	1,543	2,415
Total real estate revenue	54,303	74,124	2,335	6,953	56,638	81,077
Property operating expenses
CAM and real estate taxes	(23,283)	(25,121)	(1,930)	(3,047)	(25,213)	(28,168)
Utilities	(2,328)	(3,244)	(191)	(436)	(2,519)	(3,680)
Other property operating expenses	(1,614)	(1,677)	(160)	(238)	(1,774)	(1,915)
Total property operating expenses	(27,225)	(30,042)	(2,281)	(3,721)	(29,506)	(33,763)
NOI from consolidated properties(1)	$27,077	$44,082	$54	$3,232	$27,131	$47,314
Less: Lease termination revenue	217	155	-	1	217	156
NOI from consolidated properties excluding lease termination revenue(1)	$26,860	$43,927	$54	$3,231	$26,914	$47,158
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(38.9%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share

(Non-GAAP Measure)

Three Months Ended June 30, 2020 and 2019

(in thousands)

	Three Months Ended June 30,
	2020	2019
Equity in income of partnerships	$(358)	$2,316
Other income	(12)	(11)
Depreciation and amortization	3,691	2,082
Interest expense and other expenses, net	2,764	2,815
NOI from equity method investments at ownership share(1)	$6,085	$7,202

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$5,737	$6,573	$1,076	$174	$6,813	$6,747
CAM reimbursement income	1,387	1,617	604	7	1,991	1,624
Real estate tax income	931	943	139	41	1,070	984
Percentage rent	(7)	80	53	-	46	80
Lease termination revenue	-	4	-	-	-	4
	8,048	9,217	1,872	222	9,920	9,439
Less: credit losses	(596)	77	(530)	62	(1,126)	139
Lease revenue	7,452	9,294	1,342	284	8,794	9,578
Expense reimbursements	347	485	161	53	508	538
Other real estate revenue	76	271	545	230	621	501
Total real estate revenue	7,875	10,050	2,048	567	9,923	10,617
Property operating expenses
CAM and real estate taxes	(1,909)	(2,116)	(1,139)	(352)	(3,048)	(2,468)
Utilities	(108)	(178)	(113)	(34)	(221)	(212)
Other property operating expenses	(381)	(689)	(188)	(46)	(569)	(735)
Total property operating expenses	(2,398)	(2,983)	(1,440)	(432)	(3,838)	(3,415)
NOI from equity method investments at ownership share(1)	$5,477	$7,067	$608	$135	$6,085	$7,202
Less: Lease termination revenue	-	4	-	-	-	4
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$5,477	$7,063	$608	$135	$6,085	$7,198
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(22.5%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Six Months Ended June 30, 2020 and 2019

(in thousands)

	Six Months Ended June 30,
	2020	2019
Net loss	$(36,668)	$(22,303)
Other income	(424)	(942)
Depreciation and amortization	61,177	66,849
General and administrative expenses	21,264	22,814
Insurance recoveries, net	(586)	(1,616)
Provision for employee separation expenses	1,113	860
Project costs and other expenses	161	188
Interest expense, net	34,040	31,452
Impairment of development land parcel	-	1,464
Equity in income of partnerships	(461)	4,768
Gain on debt extinguishment, net	-	(4,605)
Gain on sales of real estate by equity method investee	-	(553)
Gain on sales of interests in real estate, net	(11,263)	(1,513)
Loss on sales of interest in non operating real estate	190	-
NOI from consolidated properties(1)	$68,542	$96,863

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$84,555	$99,517	$4,270	$10,471	$88,825	$109,988
CAM reimbursement income	19,130	20,675	939	1,874	20,069	22,549
Real estate tax income	16,684	17,392	333	988	17,017	18,380
Percentage rent	(6)	157	5	7	(1)	164
Lease termination revenue	226	452	-	17	226	469
	120,589	138,193	5,547	13,357	126,136	151,550
Less: credit losses	(5,897)	(855)	(399)	(337)	(6,296)	(1,192)
Lease revenue	114,693	137,338	5,148	13,020	119,841	150,358
Expense reimbursements	6,748	8,822	533	1,156	7,281	9,978
Other real estate revenue	3,257	3,943	208	1,474	3,465	5,417
Total real estate revenue	124,698	150,103	5,889	15,650	130,587	165,753
Property operating expenses
CAM and real estate taxes	(48,680)	(50,851)	(4,050)	(6,720)	(52,730)	(57,571)
Utilities	(5,007)	(6,393)	(435)	(948)	(5,442)	(7,341)
Other property operating expenses	(3,504)	(3,506)	(368)	(472)	(3,872)	(3,978)
Total property operating expenses	(57,191)	(60,750)	(4,853)	(8,140)	(62,044)	(68,890)
NOI from consolidated properties(1)	$67,507	$89,353	$1,036	$7,510	$68,543	$96,863
Less: Lease termination revenue	226	452	-	17	226	469
NOI from consolidated properties excluding lease termination revenue(1)	$67,281	$88,901	$1,036	$7,493	$68,317	$96,394
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(24.3%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share

(Non-GAAP Measure)

Six Months Ended June 30, 2020 and 2019

(in thousands)

	Six Months Ended June 30,
	2020	2019
Equity in income of partnerships	$461	$4,605
Other income	(25)	(23)
Depreciation and amortization	7,406	4,051
Interest expense and other expenses, net	-	5,591
NOI from equity method investments at ownership share(1)	$13,530	$14,224

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$12,148	$13,292	$2,507	$346	$14,655	$13,638
CAM reimbursement income	2,831	3,301	1,187	13	4,018	3,314
Real estate tax income	1,909	1,887	247	84	2,156	1,971
Percentage rent	51	126	72	-	123	126
Lease termination revenue	-	6	-	-	-	6
	16,939	18,612	4,013	443	20,952	19,055
Less: credit losses	(767)	11	(692)	60	(1,459)	71
Lease revenue	16,172	18,623	3,321	503	19,493	19,126
Expense reimbursements	782	937	317	93	1,099	1,030
Other real estate revenue	274	550	1,155	401	1,429	951
Total real estate revenue	17,228	20,110	4,793	997	22,021	21,107
Property operating expenses
CAM and real estate taxes	(3,960)	(4,388)	(2,677)	(718)	(6,637)	(5,106)
Utilities	(286)	(381)	(251)	(80)	(537)	(461)
Other property operating expenses	(892)	(1,222)	(426)	(94)	(1,318)	(1,316)
Total property operating expenses	(5,138)	(5,991)	(3,354)	(892)	(8,492)	(6,883)
NOI from equity method investments at ownership share(1)	$12,090	$14,119	$1,439	$105	$13,529	$14,224
Less: Lease termination revenue	-	6	-	-	-	6
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$12,090	$14,113	$1,439	$105	$13,529	$14,218
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(14.3%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three and Six Months Ended June 30, 2020 and 2019

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
FUNDS FROM OPERATIONS

Net loss	$(23,119)	$(6,080)	$(36,668)	$(22,303)
Depreciation and amortization on real estate
Consolidated properties	30,541	31,612	60,485	66,178
PREIT's share of equity method investments	3,796	2,081	7,407	4,051
Gain on sales of interests in real estate, net	(9,301)	(1,513)	(11,263)	(1,513)
Dividends on preferred shares	(6,844)	(6,844)	(13,688)	(13,688)
Funds from operations attributable to common shareholders and OP Unit holders(1)	$(4,927)	$19,256	$6,273	$32,725
Insurance recoveries, net	(586)	(1,852)	(586)	(1,616)
Loss on debt extinguishment, net	-	-	-	4,768
Impairment of development land parcel	-	-	-	1,464
Provision for employee separation expenses	1,040	141	1,113	860
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(4,473)	$17,545	$6,800	$38,201

FUNDS AVAILABLE FOR DISTRIBUTION(1)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$(4,473)	$17,545	$6,800	$38,201
Adjustments:
Straight line rent	(582)	(1,516)	(1,595)	(3,105)
Recurring capital expenditures	(628)	(5,089)	(1,662)	(7,103)
Tenant allowances	(4,724)	(1,399)	(5,742)	(3,469)
Amortization of non-cash deferred compensation	1,624	1,889	6,212	3,811
Capitalized leasing costs	(164)	(156)	(906)	(476)
Amortization of above- and below-market lease intangibles	(32)	(14)	(49)	(28)
Funds available for distribution to common shareholders and OP Unit holders(1)	$(8,979)	$11,260	$3,058	$27,831

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.06)	$0.24	$0.08	$0.41
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.06)	$0.22	$0.09	$0.48
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.11)	$0.14	$0.04	$0.35

(1)	Non-GAAP measures. See definitions on page 34.

(Continued on next page)

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three Months Ended June 30, 2020 and 2019

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
PAYOUT RATIOS (2)
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders			84.5%	71.2%
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders, as adjusted			128.9%	62.3%
Payout ratio of funds available for distribution attributable to common shareholders and OP Unit holders			236.0%	106.1%

Weighted average number of shares outstanding	77,269	76,405	77,021	73,896
Weighted average effect of full conversion of OP Units	2,023	2,023	2,023	4,440
Effect of common share equivalents	357	683	439	595
Total weighted average shares outstanding, including OP Units	79,649	79,111	79,483	78,931

(2)

Twelve months ended June 30, 2020 and 2019, respectively. When using the annualized amount of the recently declared quarterly dividend of $0.02 per common share, the FFO Payout ratio, FFO, as adjusted Payout ratio, and FAD Payout ratio would be 8.0%, 11.2% and 23.9%, respectively, for the six months ended June 30, 2020.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheet

	June 30, 2020	December 31, 2019
(in thousands, except per share amounts)	(Unaudited)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,149,516	$3,099,034
Construction in progress	80,733	106,011
Land held for development	5,881	5,881
Total investments in real estate	3,236,130	3,210,926
Accumulated depreciation	(1,259,740)	(1,202,722)
Net investments in real estate	1,976,390	2,008,204
INVESTMENTS IN PARTNERSHIPS, at equity:	173,448	159,993
OTHER ASSETS:
Cash and cash equivalents	41,418	12,211
Tenant and other receivables	70,329	41,261
Intangible assets (net of accumulated amortization of $19,338 and $18,248 at June 30, 2020 and December 31, 2019, respectively)	12,314	13,404
Deferred costs and other assets, net	100,206	103,688
Assets held for sale	1,445	12,506
Total assets	$2,375,550	$2,351,267
LIABILITIES:
Mortgage loans payable, net	$893,775	$899,753
Term Loans, net	542,345	548,025
Revolving Facilities	375,000	255,000
Tenants’ deposits and deferred rent	7,051	13,006
Distributions in excess of partnership investments	82,945	87,916
Fair value of derivative liabilities	31,747	13,126
Accrued expenses and other liabilities	100,518	107,016
Total liabilities	2,033,381	1,923,842
COMMITMENTS AND CONTINGENCIES:
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding at June 30, 2020 and December 31, 2019; liquidation preference of $86,250	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding at June 30, 2020 and December 31, 2019; liquidation preference of $172,500	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding at June 30, 2020 and December 31, 2019; liquidation preference of $125,000	50	50
Shares of beneficial interest, $1.00 par value per share; 200,000 shares authorized; 79,460 shares issued and outstanding at June 30, 2020 and 77,550 shares issued and outstanding at December 31, 2019	79,460	77,550
Capital contributed in excess of par	1,768,339	1,766,883
Accumulated other comprehensive (loss) income	(31,288)	(12,556)
Distributions in excess of net income	(1,475,528)	(1,408,352)
Total equity—Pennsylvania Real Estate Investment Trust	341,137	423,679
Noncontrolling interest	1,032	3,746
Total equity	342,169	427,425
Total liabilities and equity	$2,375,550	$2,351,267

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP)

(in thousands)

	June 30,
(in thousands of dollars)	2020	2019
ASSETS:
Investments in real estate, at cost:
Operating properties	$455,138	$276,446
Construction in progress	120,815	231,668
Total investments in real estate	575,953	508,114
Accumulated depreciation	(120,503)	(108,806)
Net investments in real estate	455,450	399,308
Cash and cash equivalents	23,554	19,264
Deferred costs and other assets, net	42,531	10,784
Total assets	521,535	429,356
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	264,092	228,508
FDP Term Loan	150,500	125,000
Other liabilities	16,440	12,182
Total liabilities	431,032	365,690
Net investment	$90,503	$63,666
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$173,448	$153,318
Distributions in excess of partnership investments	(82,945)	(89,652)
Net investment	$90,503	$63,666

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended June 30, 2020

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	1	1,873	3.0	$32.04	N/A	N/A	N/A	N/A	$4.45
	Unconsolidated(4)	-	-	-	-	N/A	N/A	N/A	N/A	-
Total Under 10k sf		1	1,873	3.0	$32.04	N/A	N/A	N/A	N/A	$4.45
Total New Leases		1	1,873	3.0	$32.04	N/A	N/A	N/A	N/A	$4.45

Renewal Leases
Under 10k sf	Consolidated	7	20,548	2.8	$48.64	$48.13	$0.51	1.1%	2.3%	$-
	Unconsolidated(4)	-	-	-	$-	$-	-	0.0%	0.0%	-
Total Under 10k sf		7	20,548	2.8	$48.64	$48.13	$0.51	1.1%	2.3%	$-

Total Over 10k sf	Consolidated	1	37,393	5.0	13.37	13.37	-	0.0%	(21.2%)	-
Total Fixed Rent		8	57,941	4.2	$25.88	$25.70	$0.18	0.7%	(6.3%)	$-
Total Percentage in Lieu	Consolidated	7	30,255	1.5	17.24	17.13	0.11	0.6%	N/A	-
Total Renewal Leases		15	88,196	3.3	$22.91	$22.76	$0.16	0.7%		$-
Total Non Anchor		16	90,069	3.3	$23.10

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2019 for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Six Months Ended June 30, 2020

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	27	60,883	6.6	$40.35	N/A	N/A	N/A	N/A	$9.63
	Unconsolidated(4)	2	6,581	6.0	47.63	N/A	N/A	N/A	N/A	6.76
Total Under 10k sf		29	67,464	6.5	$41.06	N/A	N/A	N/A	N/A	$9.37
Total New Leases		29	67,464	6.5	$41.06	N/A	N/A	N/A	N/A	$9.37

Renewal Leases
Under 10k sf	Consolidated	55	147,104	2.9	$53.54	$54.00	$(0.46)	(0.9%)	4.8%	$0.01
	Unconsolidated(4)	7	23,971	2.1	$34.94	$52.22	(17.28)	(33.1%)	(34.2%)	-
Total Under 10k sf		62	171,075	2.8	$50.93	$53.75	$(2.82)	(5.2%)	(0.9%)	$0.01

Total Over 10k sf	Consolidated	2	48,737	4.3	16.41	17.00	(0.59)	(3.5%)	(16.2%)
Total Fixed Rent		64	219,812	3.1	$43.28	$45.60	$(2.32)	(5.1%)	(2.3%)	$0.01
Total Percentage in Lieu	Consolidated	18	47,974	1.4	30.28	43.95	(13.67)	(31.1%)	N/A	-
Total Renewal Leases (4)		82	267,786	2.8	$40.95	$45.31	$4.36	(9.6%)		$0.01
Total Non Anchor		111	335,250	3.6	$40.97

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2019 for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	June 30, 2020								June 30, 2019
					Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(2)(3)	Occupancy Cost	Total	Non- Anchor
Malls	90.0%	n/a	$59.66	12.0%	92.4%	89.5%	92.9%	90.3%	89.0%	$531	$60.47	12.5%	93.7%	89.9%
Non-Core Malls	1.6%	n/a	42.53	11.6%	62.7%	63.8%	62.7%	63.8%	3.3%	$349	44.65	12.3%	74.1%	73.1%
Malls Total	91.6%	n/a	$58.68	12.0%	89.7%	87.6%	90.2%	88.4%	92.3%	$518	$59.44	12.4%	91.9%	88.7%
Other Retail Properties	7.0%	n/a	$25.73	n/a	89.4%	88.6%	92.3%	91.7%	5.7%	n/a	$25.31	n/a	93.1%	92.5%
Total Retail Properties	98.6%	n/a	$49.92	12.0%	89.4%	88.6%	92.3%	88.9%	98.1%	n/a	$49.56	n/a	92.0%	89.2%
Sold Properties	0.1%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	-%	$389	$31.34	n/a	67.8%	87.6%
Other Properties (4)	1.4%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	-%	n/a	n/a	n/a	n/a	n/a
Total Portfolio	100.0%	n/a	$49.92	12.0%	89.7%	87.8%	90.4%	88.9%	100.0%	$513	$49.21		90.6%	89.2%

(1)	Average comp sales are not reported due to COVID-19 related mall closures impacting the majority of the second quarter of 2020.
(2)

Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(3)	Average gross rent for mall tenants greater than 10,000 sf was $21.15 per square foot as of June 30, 2020 and $22.13 per square foot as of June 30, 2019.
(4)

Operating metrics for Fashion District Philadelphia as of June 30, 2020 and 2019, respectively, are excluded because the property was under redevelopment until September 2019 and has not yet stabilized.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	June 30, 2020				June 30, 2019			Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales (2)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Willow Grove Park	5.5%	n/a	96.2%	93.8%	763	94.0%	89.6%	n/a	2.2%	4.2%
Cherry Hill Mall	12.1%	n/a	92.1%	90.5%	699	94.5%	93.4%	n/a	(2.4%)	(2.9%)
Woodland Mall	6.2%	n/a	97.9%	97.5%	619	96.1%	96.1%	n/a	1.7%	1.3%
Lehigh Valley Mall	6.8%	n/a	90.1%	83.6%	584	90.7%	84.9%	n/a	(0.7%)	(1.3%)
Mall at Prince Georges	7.8%	n/a	98.7%	97.3%	557	98.7%	97.3%	n/a	(0.1%)	(0.2%)
Springfield Town Center	11.1%	n/a	91.8%	88.9%	546	92.6%	90.1%	n/a	(1.4%)	(1.8%)
	49.5%	n/a	94.1%	91.2%	633	94.3%	91.6%	n/a	(0.2%)	(0.3%)

Malls 7-12
Dartmouth Mall	4.8%	n/a	99.3%	99.0%	533	96.8%	94.7%	n/a	2.5%	4.3%
Jacksonville Mall	4.5%	n/a	96.3%	92.8%	497	97.7%	95.4%	n/a	(1.3%)	(2.6%)
Magnolia Mall	3.4%	n/a	96.5%	93.9%	479	97.4%	95.6%	n/a	(0.9%)	(1.7%)
Capital City Mall	5.5%	n/a	98.1%	97.2%	447	95.7%	93.5%	n/a	2.4%	3.7%
Patrick Henry Mall	4.6%	n/a	93.6%	90.6%	436	92.0%	88.4%	n/a	1.6%	2.2%
Viewmont Mall	4.6%	n/a	95.5%	90.8%	450	96.2%	92.1%	n/a	(0.7%)	(1.3%)
	27.4%	n/a	96.6%	94.3%	467	96.1%	93.4%	n/a	0.5%	0.9%

Malls 13-18
Valley Mall	6.0%	n/a	98.5%	96.7%	420	96.8%	93.6%	n/a	1.7%	3.1%
Moorestown Mall	2.7%	n/a	78.4%	80.1%	413	92.4%	82.4%	n/a	(14.0%)	(2.3%)
Springfield Mall	1.6%	n/a	88.3%	88.3%	416	90.0%	90.0%	n/a	(1.7%)	(1.7%)
Cumberland Mall	3.2%	n/a	86.9%	78.6%	397	85.8%	76.8%	n/a	1.1%	1.8%
Francis Scott Key Mall	4.1%	n/a	93.9%	90.4%	376	92.3%	87.9%	n/a	1.6%	2.5%
Plymouth Meeting Mall	3.8%	n/a	83.0%	74.8%	345	87.8%	81.3%	n/a	(4.8%)	(6.5%)
	21.4%	n/a	87.6%	83.5%	396	91.2%	84.8%	n/a	(3.6%)	(1.3%)

All Core Malls	98.3%	n/a	92.4%	89.5%	531	93.7%	89.9%	n/a	(1.3%)	(0.4%)

Non-Core Malls
Wyoming Valley Mall	-%	n/a	-%	-%	389	64.5%	83.6%	n/a
Valley View Mall	1.3%	n/a	64.5%	78.9%	359	68.9%	87.5%	n/a	(4.4%)	(8.6%)
Exton Square Mall	0.4%	n/a	61.8%	55.3%	338	76.7%	65.1%	n/a	(14.9%)	(9.8%)
All Non-Core Malls	1.8%	n/a	62.7%	63.8%	363	70.2%	76.4%	n/a	(7.5%)	(12.6%)

All Malls	100.0%	n/a	89.7%	87.6%	513	90.2%	88.5%	n/a	(0.5%)	(0.9%)

(1)	Average comp sales are not reported due to COVID-19 related mall closures impacting the majority of the second quarter of 2020.
(2)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

June 30, 2020

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations (1)	Percentage of Annualized Gross Rent (2)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker, Lady Foot Locker, Nike Yardline, Footaction Flight 23	42	8	50	4.5%
L Brands, Inc.	Bath & Body Works, Pink, Victoria's Secret	36	6	42	4.0%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Totally Pagoda, Zales Jewelers, Silver & Gold Connection	53	9	62	3.1%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods	11	1	12	2.6%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	16	4	20	2.5%
Express, Inc	Express, Express Factory Outlet, Express Men	13	3	16	1.9%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy, Old Navy Outlet, Banana Republic Factory Store	12	9	21	1.8%
J.C. Penney Company, Inc.	JC Penney, Penneys Firestone	13	1	14	1.7%
Macy's	Bloomingdale's, Macy's	12	2	14	1.6%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	25	4	29	1.5%
Home Depot	Home Depot	1	2	3	1.5%
Cineworld Group	Regal Cinemas	4	-	4	1.5%
Dave & Buster's, Inc.	Dave & Buster's	3	-	3	1.4%
Ascena Retail Group, Inc.	Ann Taylor, Justice, Lane Bryant, Loft, Loft Outlet	21	5	26	1.3%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut, Sunglass Hut Outlet	23	6	29	1.3%
H&M Hennes & Mauritz L.P.	H&M	12	-	12	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	-	8	1.2%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore, Shoe Show	20	2	22	1.1%
The Children's Place, Inc.	The Children's Place	14	3	17	1.0%
The TJX Companies, Inc.	HomeGoods, HomeSense, Marshalls, Sierra Trading Post, TJ Maxx	7	1	8	0.9%
Total Top 20 Tenants		346	66	412	38.0%
Total Leases		1,439	303	1,742	100.0%

(1)	Excludes tenants from Fashion District Philadelphia.
(2)	Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of June 30, 2020.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of June 30, 2020

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors (1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2020 and Prior	239	776,663	9.6%	34,868	31,609	10.5%	44.89
2021	271	1,126,248	14.0%	41,365	35,196	11.7%	36.73
2022	219	678,555	8.4%	32,918	28,528	9.5%	48.51
2023	174	1,034,423	12.8%	39,438	34,948	11.6%	38.13
2024	165	718,310	8.9%	37,121	33,903	11.3%	51.68
2025	170	807,554	10.0%	41,462	33,633	11.2%	51.34
2026	114	579,742	7.2%	31,119	24,185	8.1%	53.68
2027	90	641,463	8.0%	24,422	22,859	7.6%	38.07
2028	73	612,067	7.6%	22,435	21,124	7.0%	36.66
2029	58	480,965	6.0%	17,416	16,581	5.5%	36.21
Thereafter	55	604,055	7.5%	18,639	17,669	5.9%	30.86
Total/Average	1,628	8,060,045	100.0%	$341,202	$300,237	100.0%	$42.33

Anchors(1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2020 and prior	1	85,212	1.7%	689	689	2.1%	8.08
2021	7	648,162	13.2%	3,977	2,760	8.4%	6.14
2022	7	1,001,974	20.3%	3,790	3,435	10.5%	3.78
2023	3	348,592	7.1%	1,895	1,895	5.8%	5.44
2024	5	702,674	14.3%	6,988	6,988	21.3%	9.94
2025	5	731,526	14.8%	2,659	2,659	8.1%	3.63
2026	1	58,371	1.2%	861	861	2.6%	14.75
2028	9	982,424	19.9%	6,847	6,847	20.9%	6.97
2029	1	65,155	1.3%	2,210	2,210	6.7%	33.92
Thereafter	5	304,304	6.2%	4,404	4,404	13.4%	14.47
Total/Average	44	4,928,394	100.0%	$34,320	$32,747	100.0%	$6.96

(1)	Only includes owned space. Excludes tenants from Fashion District Philadelphia.
(2)	Does not include tenants occupying space under license agreements with initial terms of less than one year. The aggregate GLA of these tenants is 467,904 square feet.
(3)	Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of June 30, 2020

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2028	102,825	Macy's	120,000	140,108	167,746	9,394	616,750
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				15,000
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	227,087	391,771	64,786	1,300,529
					Macy's	304,600
Cumberland Mall	Vineland, NJ	Burlington	2021	80,983	BJ's Wholesale Club	117,889	137,493	144,423	88,680	951,267
		The Home Depot	2024	132,013	Boscov's	155,341
		Dick's Sporting Goods	2028	50,000
		Regal Cinemas	2024				44,445
Dartmouth Mall	Dartmouth, MA	JCPenney	2024	100,020	Macy's	140,000	129,427	147,045	3,135	608,455
		Burlington	2030	43,840
		AMC Theaters	2026				44,988
Francis Scott Key Mall	Frederick, MD	JCPenney	2021	101,293	Macy's	139,333	124,272	180,738	37,598	754,267
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2021	72,510			112,570	120,418	18,042	493,145
		JCPenney	2025	51,812
		Sears	2021	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	166,519	314,684	94,580	1,159,769
		Macy's	2022	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	132,244	20,798	591,860
		Best Buy	2023	32,054
		JCPenney	2022	104,107
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689
Moorestown Mall (1)	Moorestown, NJ	Boscov's	2028	202,765			87,637	168,050	206,197	956,569
		Sears	2022	205,591
		Regal Cinemas	2028				57,843
		HomeSense	2028	28,486
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2022	50,250	Dillard's	144,157	60,095	210,011	27,939	717,664
		JCPenney	2020	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			136,418	182,046	153,957	906,697
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	176,239	26,020	610,735
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	178,772	305,751	80,900	1,373,877
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2029				49,788
		Saks OFF 5th	2026				29,438
The Mall at Prince Georges	Hyattsville, MD	JCPenney	2021	148,778			177,988	254,214	11,890	923,711
		Macy's	2023	195,655
		Target	2024	135,186

Pennsylvania Real Estate Investment Trust

Property Information as of June 30, 2020

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Valley Mall	Hagerstown, MD	JCPenney	2024	157,455			95,023	220,519	12,738	842,145
		Belk	2028	123,094
		Regal Cinemas	2029				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	65,843	153,377	24,516	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2022	225,000	Bloomingdale's	237,537	129,219	253,177	25,476	1,086,325
		Nordstrom Rack	2022	40,332	Sears(2)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	162,636	289,577	11,773	962,372
					Macy's	157,316
Total Core Malls				4,497,347		3,385,924	2,931,643	3,812,030	918,419	15,545,363

Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	101,513	162,686	309,422	991,192
		Round 1	2026	58,371
Fashion District Philadelphia	Philadelphia, PA	Burlington	2032	85,162			104,548	146,133	230,211	824,282
		Century 21	2026	95,157
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2037				29,762
		H&M	2030				38,694
Gloucester Premium Outlets	Blackwood, NJ						37,303	264,488	66,358	368,149
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2021	67,185	Lowe's	163,215	287,753	43,387	53,961	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2021	59,620	BJ's Wholesale Club	116,872	249,597	46,559	51,129	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2021				49,381
Valley View Mall (3)	La Crosse, WI	JCPenney	2025	96,357			41,667	123,212	257,337	518,573
Valley View Center	La Crosse, WI							15,272		60,272
		Dick's Sporting Goods	2025				45,000
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				639,852		929,142	1,352,599	816,944	968,418	4,706,955
Total Portfolio				5,137,199		4,315,066	4,284,242	4,628,974	1,886,837	20,252,318

(1) Vacant GLA includes 121,200 square feet from former Lord & Taylor store which closed in the first quarter of 2020.
(2) Approximately 69,000 square feet of this space has been subleased to Primark.
(3) Vacant GLA includes 100,000 square feet from former Herberger's store which closed in the third quarter of 2018.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	June 30, 2020
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$136,897	$-	$54,145	$82,752	$-
Cherry Hill Mall	479,906	4,490	269,091	215,305	266,576
Cumberland Mall	84,101	-	32,738	51,363	41,857
Dartmouth Mall	87,244	3,798	46,072	44,970	57,916
Francis Scott Key Mall	98,082	-	44,713	53,369	68,469
Jacksonville Mall	93,852	-	41,726	52,126	-
Magnolia Mall	107,992	10	51,848	56,154	-
Moorestown Mall	185,752	3,094	76,775	112,071	-
Patrick Henry Mall	156,565	-	75,389	81,176	87,994
Plymouth Meeting Mall	231,322	8,616	104,169	135,769	-
The Mall at Prince Georges	143,530	2,146	66,929	78,747	-
Springfield Town Center	496,291	-	74,923	421,368	-
Valley Mall	146,836	1,540	50,844	97,532	-
Viewmont Mall	121,755	-	51,977	69,778	67,185
Willow Grove Park	233,261	33,729	109,454	157,536	154,666
Woodland Mall	260,966	23,310	83,190	201,086	123,280
Total Core Malls	3,064,353	80,733	1,233,983	1,911,103	867,943

Non-Core Malls
Exton Square Mall	48,972	-	12,267	36,705	-
Valley View Mall	36,191	-	13,490	22,701	$27,212
Total Non-Core Malls	85,163	-	25,757	59,406	27,212

Total Malls	$3,149,516	$80,733	$1,259,740	$1,970,509	$895,155
Other Properties
Land held for development	5,881	-	-	5,881	-
Total Other Properties	$5,881	$-	$-	$5,881	$-
Total Investment in Real Estate	$3,155,397	$80,733	$1,259,740	$1,976,390	$895,155

Outparcels/land parcels held for sale
Moorestown Mall	434	-	-	434	-
Woodland Mall	1,116	-	-	1,116	-
Total held for sale	$1,549	$-	$-	$1,549	$-

(1)	Refer to page 29 for further debt information.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	June 30, 2020
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(2)
Unconsolidated Malls
Fashion District Philadelphia(1)	$226,118	$112,510	$(14,248)	$324,380	$150,500
Lehigh Valley Mall	50,641	4,996	(29,262)	26,375	95,496
Springfield Mall	58,727	60	(24,770)	34,017	30,026
Total Unconsolidated Malls	$335,486	$117,566	$(68,280)	$384,772	$276,022

Unconsolidated Other Retail Properties
Gloucester Premium Outlets	27,497	776	(5,315)	22,958	21,500
Metroplex Shopping Center	44,118	1,654	(26,102)	19,670	37,005
The Court at Oxford Valley	28,410	8	(13,098)	15,320	26,368
Red Rose Commons	13,281	-	(5,310)	7,971	12,703
Total Unconsolidated Other Retail Properties	$113,306	$2,438	$(49,825)	$65,919	$97,576
Unconsolidated Property Under Development
Pavilion at Market East	6,346	811	(2,398)	4,759	$3,076
Total Investment in Real Estate	$455,138	$120,815	$(120,503)	$455,450	$376,674
(1)	CIP includes $34.8 million of existing building shell that was reclassified from operating properties.
(2)	Refer to page 29 for further debt information.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three and Six Months Ended June 30, 2020

(in thousands)

	Three Months Ended June 30, 2020			Six Months Ended June 30, 2020
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$3,393	$6,901	$10,294	$18,318	$17,666	$35,984
Tenant allowances	3,637	1,087	4,724	4,655	1,087	5,742
Recurring capital expenditures:
CAM expenditures	292	287	579	1,238	297	1,535
Non-CAM expenditures	49	-	49	110	17	127
Total recurring capital expenditures	341	287	628	1,348	314	1,662
Total	$7,371	$8,275	$15,646	$24,321	$19,067	$43,388

(1)	Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of June 30, 2020

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$881,301	41.8%	$13,854	0.7%	$895,155	42.5%
Unconsolidated mortgage loans payable (3)	201,598	9.6%	24,576	1.1%	226,174	10.7%
Consolidated Term Loans (4)	446,727	26.0%	97,273	0.0%	544,000	26.0%
Unconsolidated Term Loan (5)	-	0.0%	150,500	7.1%	150,500	7.1%
2018 Revolving Facility	-	0.0%	375,000	13.7%	375,000	13.7%
Total Outstanding Debt	$1,529,626	69.8%	$661,203	30.2%	$2,190,829	100.0%
Average Stated Interest Rate	4.25%		2.16%		3.61%

(1)	Includes variable rate debt swapped to fixed rate debt.
(2)	Excludes deferred financing costs of $1,381.
(3)	Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $637.
(4)	Excludes deferred financing costs of $1,655.
(5)	Reflects our share of Term Loan debt of equity method investee. Excludes our share of deferred financing costs of $1,473.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	3/31/2020	$1,125,145	$289,000	$700,500	$2,114,645
2018 Revolving Facility Borrowing	4/1/2020	-	25,000	-	25,000
2018 Revolving Facility Borrowing	5/21/2020	-	35,000	-	35,000
2018 Revolving Facility Borrowing	6/2/2020	-	10,000	-	10,000
2018 Revolving Facility Borrowing	6/9/2020	-	10,000	-	10,000
2018 Revolving Facility Borrowing	6/16/2020	-	6,000	-	6,000
2018 Term Loan Repayment	4/30/2020	-	-	(1,091)	(1,091)
2018 Term Loan Repayment	5/29/2020	-	-	(1,091)	(1,091)
2018 Term Loan Repayment	6/30/2020	-	-	(1,091)	(1,091)
2014 Term Loan Repayment	4/30/2020	-	-	(909)	(909)
2014 Term Loan Repayment	5/29/2020	-	-	(909)	(909)
2014 Term Loan Repayment	6/30/2020	-	-	(909)	(909)
Mortgage loan amortization, including our share of debt of equity method investees	6/30/2020	(3,816)	-	-	(3,816)
Ending Balance	6/30/2020	$1,121,329	$375,000	$694,500	$2,190,829
Weighted Average Balance		$1,123,692	$317,611	$698,433	$2,139,737

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Pennsylvania Real Estate Investment Trust

Debt Analysis as of June 30, 2020

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2018 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2020	$11,631	$(492)	$27,161	$-	$-	$(611)	$37,689
2021	22,543	(625)	229,955	-	247,273	(1,167)	497,979
2022	17,201	(301)	377,489	375,000	-	(740)	768,649
2023	10,204	(195)	86,801	-	447,227	(210)	543,827
2024	9,291	(185)	-	-	-	(75)	9,031
Thereafter	11,619	(220)	317,434	-	-	(325)	328,508
	$82,489	$(2,018)	$1,038,840	$375,000	$694,500	$(3,128)	$2,185,683

(1)

The weighted average period to total debt maturity is 2.57 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2020	$27,212	5.95%
2021	232,612	3.64%
2022	398,402	4.02%
2023	94,921	4.37%
2024	-	-
Thereafter	368,182	4.08%
Total	$1,121,329	4.04%

(1)	Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of June 30, 2020

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Valley View Mall	$27,212	5.95%	$2,290	$27,161	July 2020	July 2020
Viewmont Mall (1)	57,000	3.73%	2,126	-	March 2021	March 2021
Woodland Mall (1)	123,280	3.02%	5,401	121,600	April 2021	April 2021
Red Rose Commons (2)	12,703	5.14%	978	12,379	July 2021	July 2021
The Court at Oxford Valley (2)	26,368	5.56%	2,058	25,782	July 2021	July 2021
Cumberland Mall	41,857	4.40%	3,433	38,157	August 2022	August 2022
Cherry Hill Mall	266,576	3.90%	16,980	251,120	September 2022	September 2022
Francis Scott Key Mall (1)	64,800	5.01%	3,244	-	January 2022	January 2023
Dartmouth Mall	57,916	3.97%	3,825	53,299	April 2023	April 2023
Metroplex Shopping Center (2)	37,005	5.00%	2,818	33,502	October 2023	October 2023
Patrick Henry Mall	87,994	4.35%	5,748	77,591	July 2025	July 2025
Springfield Mall (2)	30,026	4.45%	1,964	26,299	October 2025	October 2025
Willow Grove Park	154,666	3.88%	9,599	133,754	October 2025	October 2025
Lehigh Valley Mall (2)	95,496	4.06%	5,768	79,789	November 2027	November 2027
Total Fixed Rate Mortgage Loans	$1,082,899	4.09%	$66,245	$880,433

Variable Rate Mortgage Loans
Pavilion East Associates (2)	$3,076	3.73%	$215	$3,009	February 2021	February 2021
Viewmont Mall	10,185	2.77%	398	67,185	March 2021	March 2021
Gloucester Premium Outlets (2)	21,500	1.67%	663	21,500	March 2022	March 2023
Francis Scott Key Mall	3,669	2.52%	153	66,712	January 2022	January 2023
Total Variable Rate Mortgage Loans	$38,430	2.17%	$1,429	$158,406
Total Mortgage Loans	$1,121,329	4.02%	$67,674	$1,038,839

Consolidated Mortgage Loans	$895,155	3.96%	$53,197	$836,579
Consolidated Deferred Financing Fees	(1,381)	n/a	n/a	n/a
Unconsolidated Mortgage Loans	226,174	4.27%	14,464	202,260
Unconsolidated Deferred Financing Fees (2)	(637)	n/a	n/a	n/a
2014 7 Year Term Loan (1)	247,273	3.37%	10,008	247,273	December 2021	December 2021
2018 5 Year Term Loan (1)	296,727	4.95%	13,327	296,727	May 2023	May 2023
Unconsolidated Term Loan	150,500	2.17%	5,390	150,500	January 2023	January 2023
Term Loan Deferred Financing Fees	(3,128)	n/a	n/a	n/a
2018 Revolving Facility	375,000	2.08%	8,126	375,000	May 2022	May 2023
Total	$2,185,683	3.61%	$104,512	$2,108,339
Amortization of Deferred Financing Fees	—	0.15%	—	—
Effective Interest Rate	$2,185,683	3.61%	$104,512	$2,108,339

(1)	All or a portion of the loan has been effectively swapped to the fixed interest rate presented.
(2)	Includes our share of debt of equity method investees, based on our ownership percentage.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios (1)

June 30, 2020
Consolidated Liabilities to Gross Asset Value	(2)
Ratio of Consolidated Liabilities to Gross Asset Value shall not exceed 65% (suspended as of June 30, 2020)
Secured Indebtedness to Gross Asset Value	N/A
Secured Indebtedness to Gross Asset Value may not exceed 60%
Adjusted EBITDA to Fixed Charges	(2)
Adjusted EBITDA may not be less than 1.40 to 1.00 (suspended as of June 30, 2020)
Unencumbered Adjusted NOI to Unsecured Interest Expense	N/A
Unencumbered Adjusted NOI to Unsecured Interest Expense may not be less than 1.75 to 1.00
Unencumbered Debt Yield	(2)
Ratio of Unencumbered Adjusted NOI to Unsecured Debt may not be less than 10% (suspended as of June 30, 2020)

(1)

The 2018 Revolving Facility Agreement, as amended, and 2018 Term Loan Agreement, as amended, each dated May 24, 2018, and the 7-Year 2014 Term Loan Agreement, as amended, dated June 5, 2018 (collectively, the "Credit Facility Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios.  All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Facility Agreements.  In addition to the ratios set forth herein, there are several other ratios set forth in the covenants under the Credit Facility Agreements with which the Company must comply, which are described in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018.

(2)

The Credit Facility Agreements were amended on March 30, 2020 and again on July 27, 2020, and the covenants and ratios, as amended, and several of which were suspended as of June 30, 2020, as noted in this table, are described in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2020.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Supplemental Financial and Operating Information for the quarter ended June 30, 2020, together with other statements and information publicly disseminated by us, contain certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	the COVID-19 global pandemic and the public health and governmental actions in response, which have and may continue to exacerbate many of the risks listed below;
•	our ability to implement plans and initiatives to adequately address the “going concern” considerations described in Note 1 to our unaudited consolidated financial statements;
•	changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•

current economic conditions, including current high rates of unemployment and its effects on consumer confidence and spending,  and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•

our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio and our ability to remain in compliance with our financial covenants under our debt facilities and obtain additional debt covenant relief under our debt facilities;

•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;
•

our ability to satisfy our indebtedness if such indebtedness were to be accelerated due to breach of covenants or payment default, as well as our ability to satisfy any other debt that was accelerated as a consequence;

•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable;
•	our ability to continue to pay dividends at current levels or at all; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and any subsequent reports we file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO, which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs.  We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) and, when applicable, related measures such as Funds From Operations, as adjusted, in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

When applicable, we also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense and insurance recoveries or losses, net, which can have a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.  We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI excludes other income, general and administrative expenses, insurance recoveries, employee separation expenses, interest expense, depreciation and amortization, impairment of assets, equity in income of partnerships, gains/losses and adjustment to gains/losses on sales of interest in non operating real estate, gains/losses on sales of interest in real estate by equity method investee, gains/losses on sales of interests in real estate, net, gain or loss on debt extinguishment, and project costs and other expenses. We believe that net income is the most directly comparable GAAP measure to NOI.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time.   We use NOI and related terms, like Same Store NOI, as performance measures for determining incentive compensation amounts under certain of our performance-based incentive compensation programs.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented. In 2018, Wyoming Valley Mall was designated as non-core and subsequently conveyed to the lender in September 2019.  In 2019, Exton Square and Valley View Malls, as well as power centers and Gloucester Premium Outlets, were designated as non-core and will be excluded from Same Store NOI.  Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.  We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP.  Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows.  EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.